Curtiss-Wright Corporation, Page 1

Exhibit 99.1

CURTISS-WRIGHT REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS AND RAISES FULL-YEAR 2025 GUIDANCE FOR SALES, OPERATING MARGIN, EPS AND FREE CASH FLOW

DAVIDSON, N.C. – May 7, 2025 – Curtiss-Wright Corporation (NYSE: CW) reports financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights:

•Reported sales of $806 million, up 13%, operating income of $129 million, up 29%, operating margin of 16.0%, and diluted earnings per share (EPS) of $2.68;
•Adjusted operating income of $134 million, up 34%;
•Adjusted operating margin of 16.6%, up 260 basis points;
•Adjusted diluted EPS of $2.82, up 42%; and
•Record new orders of $1.0 billion, up 13%, reflecting a 1.26x book-to-bill.

Raised Full-Year 2025 Adjusted Financial Outlook:
•Sales guidance increased to new range of 8% to 9% growth (previously 7% to 8%), which continues to reflect growth in the majority of Curtiss-Wright's end markets;
•Operating income guidance increased to new range of 13% to 16% growth (previously 10% to 12%);
•Operating margin guidance range increased by 40 basis points to 18.3% to 18.5%, now up 80 to 100 basis points compared with the prior year;
•Diluted EPS guidance increased to new range of $12.45 to $12.80, now up 14% to 17% (previously $12.10 to $12.40, or 11% to 14%);
•Free cash flow (FCF) guidance range increased by $10 million to $495 million to $515 million, which continues to reflect greater than 105% FCF conversion; and
•Full-year 2025 guidance includes the potential direct impacts from tariffs on our operations as well as mitigating actions.

"I’m proud of our team’s outstanding first quarter 2025 performance as we delivered significant increases in new orders, sales, operating income and diluted EPS, and continued to execute on our Pivot to Growth strategy," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation.

"We achieved strong growth in the majority of our end markets, accentuated by the timing of naval defense revenues which drove a better than expected increase of 15% in our A&D markets. Additionally, we benefited from a stronger than anticipated operational performance in our Defense Electronics segment, which in combination, greatly contributed to 42% growth in diluted EPS. We were also pleased to start the year with strong momentum in orders, reaching a record quarterly high of more than $1 billion. This performance continues to reflect strong demand in our Aerospace & Defense and commercial nuclear markets."

"Overall, we are confident in our ability to achieve strong growth and profitability this year. Building on the strength of our first quarter results, we have raised our full-year outlook and now expect to generate total sales growth of 8% to 9%, operating margin expansion of 80 to 100 basis points, and diluted EPS growth of 14% to 17%. Furthermore, we continue to maintain an efficient balance sheet, with ample liquidity, to execute on our disciplined capital allocation

Curtiss-Wright Corporation, Page 2
strategy. Curtiss-Wright remains well positioned to deliver long-term profitable growth for our shareholders."

First Quarter 2025 Operating Results

(In millions)	Q1-2025	Q1-2024	Change
Reported
Sales	$806	$713	13%
Operating income	$129	$100	29%
Operating margin	16.0%	14.0%	200 bps

Adjusted (1)
Sales	$806	$713	13%
Operating income	$134	$100	34%
Operating margin	16.6%	14.0%	260 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $806 million, up $92 million, or 13% compared with the prior year;
•Total Aerospace & Defense (A&D) market sales increased 15%, while total Commercial market sales increased 9%;
•In our A&D markets, strong growth in the defense markets was driven by higher than expected submarine revenues in naval defense and increased sales of defense electronics products supporting all defense markets, as well as higher OEM sales in the commercial aerospace market;
•In our Commercial markets, strong growth in the power & process market was principally driven by the contributions from acquisitions and higher organic sales of commercial nuclear products, while sales in the general industrial market increased slightly; and
•Adjusted operating income of $134 million increased 34%, while Adjusted operating margin increased 260 basis points to 16.6%, principally driven by favorable overhead absorption on higher revenues in all three segments, the benefits of the Company's restructuring and operational excellence initiatives, and favorable foreign currency translation, as well as an unfavorable naval contract adjustment in the prior year that did not recur in 2025.

Curtiss-Wright Corporation, Page 3
First Quarter 2025 Segment Performance

Aerospace & Industrial

(In millions)	Q1-2025	Q1-2024	Change
Reported
Sales	$227	$219	4%
Operating income	$30	$27	9%
Operating margin	13.2%	12.5%	70 bps

Adjusted (1)
Sales	$227	$219	4%
Operating income	$32	$27	15%
Operating margin	13.9%	12.5%	140 bps
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $227 million, up $8 million, or 4%;
•Aerospace defense market revenue increases reflected higher sales for our actuation equipment, principally on the F-35 and other fighter jet programs;
•Commercial aerospace market revenue increases reflected increased demand and higher OEM sales of sensors products and surface treatment services on narrowbody and widebody platforms;
•General industrial market revenue reflected higher sales of industrial automation equipment offset by reduced sales of industrial vehicle products serving on- and off-highway vehicle platforms; and
•Adjusted operating income was $32 million, up 15% from the prior year, reflecting a strong Adjusted operating margin that increased 140 basis points to 13.9%, driven by favorable absorption on higher revenues, the benefits of the Company's restructuring initiatives and favorable foreign currency translation.

Curtiss-Wright Corporation, Page 4
Defense Electronics

(In millions)	Q1-2025	Q1-2024	Change
Reported
Sales	$245	$212	16%
Operating income	$67	$48	40%
Operating margin	27.5%	22.7%	480 bps

Adjusted (1)
Sales	$245	$212	16%
Operating income	$67	$48	40%
Operating margin	27.5%	22.7%	480 bps
(1)Note: There were no adjustments to segment operating results.

•Sales of $245 million, up $33 million, or 16%;
•Strong revenue growth in the aerospace defense market was principally driven by increased sales of our embedded computing equipment on various helicopter programs;
•Ground defense market revenue increases principally reflected higher sales supporting U.S. ground vehicle modernization;
•Higher revenue in the naval defense market reflected increased sales of our embedded computing equipment supporting various domestic and international programs; and
•Adjusted operating income was $67 million, up 40% from the prior year, while Adjusted operating margin increased 480 basis points to 27.5%, primarily due to favorable absorption on higher defense revenues, the benefits of our operational excellence initiatives, and favorable mix of products.

Curtiss-Wright Corporation, Page 5
Naval & Power

(In millions)	Q1-2025	Q1-2024	Change
Reported
Sales	$333	$282	18%
Operating income	$42	$35	19%
Operating margin	12.6%	12.5%	10 bps

Adjusted (1)
Sales	$333	$282	18%
Operating income	$45	$35	28%
Operating margin	13.5%	12.5%	100 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $333 million, up $51 million, or 18%;
•Revenue growth in the naval defense market was stronger than anticipated principally due to higher demand and the timing of revenues on the Virginia-class and Columbia-class submarine programs, in addition to higher growth on various next-generation submarine development programs and increased sales of aircraft handling systems equipment to international customers;
•Lower revenue in the aerospace defense market reflected the timing of sales of arresting systems equipment supporting various international customers;
•Higher power & process market revenues mainly reflected the contribution from acquisitions to our commercial nuclear and process markets, as well as higher organic sales of commercial nuclear products supporting the maintenance of existing operating reactors and the development of next-generation advanced reactors; and
•Adjusted operating income was $45 million, up 28% from the prior year, while Adjusted operating margin increased 100 basis points to 13.5%, due to favorable absorption on higher revenues partially offset by unfavorable mix of products and higher investment in development programs. Our results also reflected an unfavorable naval contract adjustment in the prior year that did not recur in 2025.

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Free Cash Flow

(In millions)	Q1-2025	Q1-2024	Change
Net cash used for operating activities	$(39)	$(46)	15%
Capital expenditures	(16)	(12)	(31%)
Free cash flow	$(55)	$(58)	5%

•Free cash flow of ($55) million increased $3 million, as higher cash earnings were partially offset by the timing of collections as well as higher capital investments driven by growth investments in all three segments.

New Orders and Backlog
•New orders of $1.0 billion increased 13% compared with the prior year principally reflecting strong demand across our naval defense, commercial aerospace and commercial nuclear end markets; and
•Backlog of $3.7 billion, up 7% from December 31, 2024, reflects higher demand across the A&D and Commercial markets.

Share Repurchase and Dividends
•During the first quarter, the Company repurchased 42,383 shares of its common stock for approximately $14 million; and
•The Company declared a quarterly dividend of $0.21 a share.

Curtiss-Wright Corporation, Page 7
Full-Year 2025 Guidance

The Company is updating its full-year 2025 Adjusted financial guidance(1) as follows:

($ In millions, except EPS)	2025 Adjusted Non-GAAP Guidance (Prior)	2025 Adjusted Non-GAAP Guidance (Current)	Change vs 2024 Adjusted (Current)
Total Sales	$3,335 - $3,385	$3,365 - $3,415	8 - 9%
Operating Income	$598 - $613	$614 - $632	13 - 16%
Operating Margin	17.9% - 18.1%	18.3% - 18.5%	80 - 100 bps
Diluted EPS	$12.10 - $12.40	$12.45 - $12.80	14 - 17%
Free Cash Flow(2)	$485 - $505	$495 - $515	2 - 7%

(1)Reconciliations of Reported to Adjusted 2024 operating results and 2025 financial guidance are available in the Appendix and exclude first-year purchase accounting costs associated with prior-year acquisitions.
(2)2025 Free Cash Flow guidance includes higher capital expenditures supporting growth and efficiency (reflecting a $14 to $24 million year-over-year increase compared with 2024 results) and the timing of prior year record customer advances.

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A more detailed breakdown of the Company’s 2025 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss its first quarter 2025 financial results and business outlook at 10:00 a.m. ET on Thursday, May 8, 2025. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

Curtiss-Wright Corporation, Page 8

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024
Product sales	$678,977	$595,704
Service sales	126,668	117,463
Total net sales	805,645	713,167

Cost of product sales	442,090	389,477
Cost of service sales	71,091	69,935
Total cost of sales	513,181	459,412

Gross profit	292,464	253,755

Research and development expenses	23,019	22,980
Selling expenses	39,925	36,765
General and administrative expenses	99,029	94,049
Restructuring expenses	1,286	—

Operating income	129,205	99,961

Interest expense	10,143	10,570
Other income, net	6,030	9,608

Earnings before income taxes	125,092	98,999
Provision for income taxes	(23,755)	(22,504)
Net earnings	$101,337	$76,495

Basic earnings per share	$2.69	$2.00
Diluted earnings per share	$2.68	$1.99

Dividends per share	$0.21	$0.20

Weighted average shares outstanding:
Basic	37,683	38,254
Diluted	37,851	38,431

Curtiss-Wright Corporation, Page 9

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$226,459	$385,042
Receivables, net	911,313	835,037
Inventories, net	578,103	541,442
Other current assets	84,137	88,073
Total current assets	1,800,012	1,849,594
Property, plant, and equipment, net	349,837	339,118
Goodwill	1,673,608	1,675,718
Other intangible assets, net	583,115	596,831
Operating lease right-of-use assets, net	183,784	169,350
Prepaid pension asset	306,343	299,130
Other assets	55,092	55,963
Total assets	$4,951,791	$4,985,704

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$—	$90,000
Accounts payable	237,706	247,185
Accrued expenses	180,795	219,054
Deferred revenue	448,012	459,421
Other current liabilities	87,403	80,288
Total current liabilities	953,916	1,095,948
Long-term debt	958,629	958,949
Deferred tax liabilities	139,439	140,659
Accrued pension and other postretirement benefit costs	68,173	67,413
Long-term operating lease liability	161,768	148,175
Other liabilities	110,719	124,761
Total liabilities	$2,392,644	$2,535,905

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	145,217	147,940
Retained earnings	3,954,481	3,861,073
Accumulated other comprehensive loss	(224,287)	(243,225)
Less: cost of treasury stock	(1,365,451)	(1,365,176)
Total stockholders' equity	$2,559,147	$2,449,799

Total liabilities and stockholders' equity	$4,951,791	$4,985,704

Curtiss-Wright Corporation, Page 10

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS
These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments, transaction costs, and gains/losses on equity securities held for investment purposes; and (ii) costs associated with the Company's 2024 Restructuring Program, as applicable.

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CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2025			March 31, 2024			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	Reported	Adjusted
Sales:
Aerospace & Industrial	$227,246	$—	$227,246	$219,325	$—	$219,325	4%	4%
Defense Electronics	245,164	—	245,164	211,741	—	211,741	16%	16%
Naval & Power	333,235	—	333,235	282,101	—	282,101	18%	18%

Total sales	$805,645	$—	$805,645	$713,167	$—	$713,167	13%	13%

Operating income (expense):
Aerospace & Industrial(2)	$29,922	$1,764	$31,686	$27,466	$—	$27,466	9%	15%
Defense Electronics(2)	67,449	—	67,449	48,081	—	48,081	40%	40%
Naval & Power (1)(2)	41,863	3,069	44,932	35,191	—	35,191	19%	28%

Total segments	$139,234	$4,833	$144,067	$110,738	$—	$110,738	26%	30%
Corporate and other(2)	(10,029)	(28)	(10,057)	(10,777)	—	(10,777)	7%	7%

Total operating income	$129,205	$4,805	$134,010	$99,961	$—	$99,961	29%	34%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	Reported	Adjusted
Aerospace & Industrial	13.2%		13.9%	12.5%		12.5%	70 bps	140 bps
Defense Electronics	27.5%		27.5%	22.7%		22.7%	480 bps	480 bps
Naval & Power	12.6%		13.5%	12.5%		12.5%	10 bps	100 bps
Total Curtiss-Wright	16.0%		16.6%	14.0%		14.0%	200 bps	260 bps

Segment margins	17.3%		17.9%	15.5%		15.5%	180 bps	240 bps

(1) Excludes first year purchase accounting adjustments.
(2) Excludes costs associated with the Company's 2024 Restructuring Program in the current period.

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CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2025			March 31, 2024			2025 vs. 2024
	Reported Sales	Adjustments	Adjusted Sales	Reported Sales	Adjustments	Adjusted Sales	Change in Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$151,722	$—	$151,722	$132,074	$—	$132,074	15%	15%
Ground Defense	97,237	—	97,237	90,760	—	90,760	7%	7%
Naval Defense	221,086	—	221,086	177,647	—	177,647	24%	24%
Commercial Aerospace	92,877	—	92,877	89,775	—	89,775	3%	3%
Total Aerospace & Defense	$562,922	$—	$562,922	$490,256	$—	$490,256	15%	15%

Commercial markets:
Power & Process	142,934	—	142,934	124,039	—	124,039	15%	15%
General Industrial	99,789	—	99,789	98,872	—	98,872	1%	1%
Total Commercial	$242,723	$—	$242,723	$222,911	$—	$222,911	9%	9%

Total Curtiss-Wright	$805,645	$—	$805,645	$713,167	$—	$713,167	13%	13%

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CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended
	March 31,
	2025	2024
Diluted earnings per share - As Reported	$2.68	$1.99
First year purchase accounting adjustments	0.11	—
Restructuring expenses	0.03	—
Diluted earnings per share - Adjusted (1)	$2.82	$1.99

(1) All adjustments are presented net of income taxes.

Curtiss-Wright Corporation, Page 14
Organic Sales and Organic Operating Income
The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, costs associated with the Company's 2024 Restructuring Program, and foreign currency fluctuations.

	Three Months Ended
	March 31,
	2025 vs. 2024
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	4%	9%	16%	40%	18%	19%	13%	29%
Less: Acquisitions	0%	0%	0%	0%	(7%)	7%	(3%)	3%
Restructuring	0%	5%	0%	0%	0%	0%	0%	1%
Foreign Currency	0%	(6%)	0%	(2%)	1%	0%	1%	(3%)
Organic	4%	8%	16%	38%	12%	26%	11%	30%

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Free Cash Flow and Free Cash Flow Conversion
The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended
	March 31,
	2025	2024
Net cash used for operating activities	$(38,765)	$(45,633)
Capital expenditures	(15,773)	(12,055)
Free cash flow	$(54,538)	$(57,688)
Free cash flow conversion	(51%)	(75%)

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CURTISS-WRIGHT CORPORATION
2025 Guidance
As of May 7, 2025
($'s in millions, except per share data)

	2024 Reported (GAAP)	2024 Adjustments (Non-GAAP)(1)	2024 Adjusted (Non-GAAP)(1)	2025 Reported Guidance (GAAP)		2025 Adjustments (Non-GAAP)(2)	2025 Adjusted Guidance (Non-GAAP)(2)
				Low	High		Low	High	Chg vs 2024 Adjusted
Sales:
Aerospace & Industrial	$932	$—	$932	$960	$975	$—	$960	$975	3 - 5%
Defense Electronics	911	—	911	995	1,010	—	995	1,010	9 - 11%
Naval & Power	1,278	—	1,278	1,410	1,430	—	1,410	1,430	10 - 12%
Total sales	$3,121	$—	$3,121	$3,365	$3,415	$—	$3,365	$3,415	8 - 9%

Operating income:
Aerospace & Industrial	$148	$10	$158	$161	$170	$2	$163	$172	3 - 8%
Defense Electronics	225	2	227	261	267	—	261	267	15 - 18%
Naval & Power	200	2	202	217	224	12	229	236	14 - 17%
Total segments	$572	$15	$587	$640	$660	14	$654	$674
Corporate and other	(44)	3	(41)	(40)	(42)	—	(40)	(42)
Total operating income	$529	$17	$546	$600	$618	$14	$614	$632	13 - 16%

Interest expense	$(45)	$—	$(45)	$(42)	$(43)	$—	$(42)	$(43)
Other income, net	38	—	38	31	32	2	33	34
Earnings before income taxes	522	17	539	590	607	16	606	623
Provision for income taxes	(117)	(4)	(121)	(129)	(133)	(4)	(133)	(137)
Net earnings	$405	$13	$418	$460	$474	$12	$472	$486

Diluted earnings per share	$10.55	$0.35	$10.90	$12.15	$12.50	$0.30	$12.45	$12.80	14 - 17%
Diluted shares outstanding	38.4		38.4	37.9	37.9		37.9	37.9
Effective tax rate	22.4%		22.4%	22.0%	22.0%		22.0%	22.0%

Operating margins:
Aerospace & Industrial	15.9%		17.0%	16.8%	17.4%		17.0%	17.6%	0 - 60 bps
Defense Electronics	24.7%		24.9%	26.3%	26.5%		26.3%	26.5%	140 - 160 bps
Naval & Power	15.6%		15.8%	15.5%	15.7%		16.3%	16.5%	50 - 70 bps
Total operating margin	16.9%		17.5%	17.9%	18.1%		18.3%	18.5%	80 - 100 bps

Free cash flow(3)	$483	$—	$483	$495	$515	$—	$495	$515	2 - 7%

Notes: Amounts may not add due to rounding.
(1) 2024 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2024 Restructuring Program and the impact of first year purchase accounting adjustments.

(2) 2025 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2024 Restructuring Program and the impact of first year purchase accounting adjustments.

(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2025 Free Cash Flow guidance includes higher capital expenditures supporting growth and efficiency (reflecting a $14 to $24 million year-over-year increase compared with 2024 results) and the timing of prior year record customer advances.

Curtiss-Wright Corporation, Page 17

CURTISS-WRIGHT CORPORATION
2025 Sales Growth Guidance by End Market
As of May 7, 2025

	2025 % Change vs. 2024 Adjusted

	Prior	Current	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	6 - 8%	6 - 8%	19%
Ground Defense	3 - 5%	6 - 8%	11%
Naval Defense	3 - 5%	5 - 7%	26%
Commercial Aerospace	10 - 12%	13 - 15%	13%
Total Aerospace & Defense	5 - 7%	7 - 9%	69%

Commercial Markets
Power & Process	16 -18%	16 - 18%	19%
General Industrial	Flat	Flat	12%
Total Commercial	9 - 11%	9 - 11%	31%

Total Curtiss-Wright Sales	7 - 8%	8 - 9%	100%

Note: Sales percentages may not add due to rounding.

Curtiss-Wright Corporation, Page 18
About Curtiss-Wright Corporation
Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of approximately 8,900 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

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Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments, and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include but are not limited to: a reduction in anticipated orders; an economic downturn; geopolitical risks; evolving impacts from tariffs between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contact:    Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com